EXHIBIT 4.2

SIERRA PACIFIC POWER COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee

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THIRD
SUPPLEMENTAL
INDENTURE

Dated as of May 31, 2022

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SUPPLEMENTING AND AMENDING THE GENERAL AND REFUNDING MORTGAGE INDENTURE DATED AS OF MAY 1, 2001, AS SUPPLEMENTED AND AMENDED

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

THIS INSTRUMENT IS BEING FILED IN THE STATE OF NEVADA PURSUANT TO NEVADA REVISED STATUTES CHAPTER 105 AND IN THE STATE OF CALIFORNIA.

THIRD SUPPLEMENTAL INDENTURE, dated as of May 31, 2022 (herein called the “Third Supplemental Indenture”), between SIERRA PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”), having its principal office at 6100 Neil Road, Reno, Nevada 89511, and THE BANK OF NEW YORK MELLON TRUST COMPANY, a national banking association (as successor as trustee to The Bank of New York Mellon, formerly known as The Bank of New York), as trustee (herein called the “Trustee”), having an office at 333 South Hope Street, Los Angeles, California 90071.
RECITALS OF THE COMPANY
WHEREAS, the Company has heretofore executed and delivered to the Trustee a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (the “Original Indenture”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture), to provide for the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness, to be issued in one or more series as contemplated in the Original Indenture, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and
WHEREAS, the Original Indenture has heretofore been amended and supplemented by (a) a First Supplemental Indenture, dated as of May 1, 2001, and (b) a Second Supplemental Indenture, dated as of October 30, 2006 (the Original Indenture, as heretofore amended and supplemented, the “Indenture”); and
WHEREAS, Section 14.01 of the Indenture provides, among other things, that, without the consent of any Holders, the Company and the Trustee may enter into indentures supplemental to the Indenture, for the purposes, among others of (a) establishing the form or terms of Securities of any series as contemplated by Sections 2.01 and 3.01 and (b) make additions to, deletions from or other changes to the provisions under the Indenture, provided that such additions, deletions and/or other changes shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and
WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly executed and delivered to the Trustee this Third Supplemental Indenture to the Indenture as permitted by Section 14.01 of the Indenture, and has requested the Trustee to join in this Third Supplemental Indenture, in order to establish the form or terms of, and to provide for the creation and issuance of, a new series of Securities under the Indenture in an aggregate principal amount of $250,000,000, as permitted by Sections 2.01 and 3.01 of the Indenture; and
WHEREAS, all things necessary to make the Securities of such new series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done, and all conditions necessary to authorize the execution, delivery and recording of this Third Supplemental Indenture have been complied with or have been done or performed;
NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
1.1Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.
ARTICLE 2

TITLE, FORM AND TERMS OF THE BONDS
1.1Title of the Bonds. This Third Supplemental Indenture hereby creates a series of Securities designated as the “4.71% General and Refunding Mortgage Bonds, Series W, due June 15, 2052” of the Company (collectively referred to herein as the “Bonds”). The Bonds shall be issued in the principal amount of $250,000,000.
1.2Form and Terms of the Bonds. The form and terms of the Bonds will be set forth in an Officer’s Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Third Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Indenture.
ARTICLE 3

MISCELLANEOUS PROVISIONS
1.1The Indenture is hereby amended, as permitted by Section 14.01(j) of the Original Indenture, to replace the defined term “Corporate Trust Office” in Section 1.01 in its entirety with the following:
“’Corporate Trust Office’” means the office of the Trustee in Los Angeles, California at which at any particular time its corporate trust business shall be principally administered, which currently is 333 South Hope Street, Suite 2525, Los Angeles, CA 90071, or such other location as the Trustee may establish from time to time.”
1.2The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
1.3Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
1.4This Third Supplemental Indenture shall be governed by and construed in accordance with, the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property referenced herein is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of this Third Supplemental Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.
1.5This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
1.6Anything in the Indenture, this Third Supplemental Indenture or the Bonds to the contrary notwithstanding, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with the Indenture, this Third Supplemental Indenture, the Bonds, or any of the transaction documents contemplated hereby or thereby (including the Bonds, the Trustee’s certificate of authentication on the Bonds, any Company Order, Officer’s Certificate and Opinion of Counsel and amendments, supplements, waivers, consents and other modifications to any documents) shall be deemed to include signing by manual signatures that are scanned or photocopied or other electronic format (including “pdf,” “tif” or “jpg”) or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.
[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

SIERRA PACIFIC POWER COMPANY

By:	/s/ Michael Cole
Michael Cole
Senior Vice President. Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Ann M. Dolezal
Vice President

The undersigned acknowledges that, upon consummation of the Merger, it will be obligated, as successor to Sierra Pacific Power Company, to issue Exchange Bonds in exchange for the Bonds.

NEVADA POWER COMPANY

By:	/s/ Michael Cole
Michael Cole
Senior Vice President. Chief Financial Officer and Treasurer

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